Calculation of Filing Fee Tables
S-8
WABASH NATIONAL Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	2,190,570	$ 8.53	$ 18,685,562.10	0.0001531	$ 2,860.76
Total Offering Amounts:						$ 18,685,562.10		$ 2,860.76
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,860.76
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Wabash National Corporation (the "Registrant") that become issuable under the Wabash National Corporation 2025 Omnibus Incentive Plan (the "Plan") in accordance with the adjustment and anti-dilution provisions of the Plan. The "Proposed Maximum Offering Price Per Unit" is estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee based on a per share price of $8.53, the average of the high and low price per share of the Registrant's common stock on the "when-issued" trading market as reported on the New York Stock Exchange on May 9, 2025. The "Amount Registered" represents 2,190,570 shares of the Registrant's common stock issuable under the Plan.